Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-3913	617-274-7130
jyoung@akamai.com	tbarth@akamai.com

AKAMAI REPORTS RECORD FOURTH QUARTER 2013 AND
FULL-YEAR 2013 FINANCIAL RESULTS

Fourth Quarter Highlights

•	Revenue of $436 million, up 15% year-over-year, or up 20% year-over-year adjusted for ADS divestiture

•	GAAP net income of $80 million, up 18% year-over-year, or $0.44 per diluted share, up 16% year-over-year (includes $6 million, or $0.03 per diluted share, depreciation benefit)

•	Non-GAAP net income* of $100 million, up 11% year-over-year, or $0.55 per diluted share, up 10% year-over-year (includes $6 million, or $0.03 per diluted share, depreciation benefit)

Full-Year Highlights

•	Revenue of $1,578 million, up 15% year-over-year, or up 18% year-over-year adjusted for ADS divestiture

•	GAAP net income of $293 million, up 44% year-over-year, or $1.61 per diluted share, up 44% year-over-year (includes $34 million, or $0.18 per diluted share, depreciation benefit)

•	Non-GAAP net income* of $367 million, up 26% year-over-year, or $2.02 per diluted share, up 26% year-over-year (includes $34 million, or $0.18 per diluted share, depreciation benefit)

CAMBRIDGE, Mass. – February 5, 2014 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading provider of cloud services for delivering, optimizing and securing online content and business applications, today reported financial results for the fourth quarter and full-year ended December 31, 2013. Revenue for the fourth quarter of 2013 was $436 million, a 15% increase over fourth quarter 2012 revenue of $378 million, or up 20% adjusted for the Advertising Decision Solutions (ADS) divestiture*. Total revenue for 2013 was $1,578 million, a 15% increase over 2012 revenue of $1,374 million, or up 18% adjusted for the ADS divestiture*.

“We were extremely pleased with how the business performed in the fourth quarter and throughout 2013, with strong growth across all our solution offerings and geographies,” said Tom Leighton, CEO of Akamai.  “We achieved gross margin expansion through continued improvements in network efficiencies while at the same time invested in growth drivers intended to enable us to take advantage of the significant opportunities in front of us.   As we enter 2014, Akamai’s focus is clear, and we believe we are well positioned to meet the needs of our customers and prospects as they embrace the hyperconnected world.”

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the fourth quarter of 2013 was $80 million, or $0.44 per diluted share, relatively flat from the prior quarter's GAAP net income and net income per diluted share, and an 18% increase over fourth quarter 2012 GAAP net income of $68 million, or $0.38 per diluted share. Full-year GAAP net income for 2013 was $293 million, or $1.61 per diluted share, a 44% increase from 2012 GAAP net income of $204 million, or $1.12 per diluted share.

The Company generated non-GAAP net income* of $100 million, or $0.55 per diluted share, in the fourth quarter of 2013, an 11% increase from the prior quarter's non-GAAP net income of $90 million, or $0.50 per diluted share, and an 11% increase over fourth quarter 2012 non-GAAP net income of $90 million, or $0.50 per diluted share. Full-year non-GAAP net income* was $367 million, or $2.02 per diluted share, a 26% increase over 2012 non-GAAP net income of $291 million or $1.60 per diluted share.

GAAP and non-GAAP net income results for the fourth quarter of 2013 include a $6 million, or $0.03 per diluted share, benefit from the previously-announced change in depreciation methodology effective on January 1, 2013. The full-year 2013 GAAP and non-GAAP results include a $34 million, or $0.18 per diluted share, benefit from the depreciation change.

Adjusted EBITDA* for the fourth quarter of 2013 was $192 million, an increase from the prior quarter's Adjusted EBITDA of $173 million, and also up from $173 million in the fourth quarter of 2012. Adjusted EBITDA margin* for the fourth quarter of 2013 was 44%, consistent with the prior quarter and down 2 points from the same period last year. Adjusted EBITDA* for the full-year 2013 was $697 million, an increase from the prior year's Adjusted EBITDA* of $615 million. Full-year adjusted EBITDA margin* in 2013 was 44%, down a point from the prior year.

Cash from operations for the fourth quarter of 2013 was $172 million, or 39% of revenue, and for the full year was $564 million, or 36% of revenue. At the end of the fourth quarter of 2013, the Company had $1.2 billion of cash, cash equivalents and marketable securities.

Sales through resellers and sales outside the United States accounted for 21% and 29%, respectively, of revenue for the fourth quarter of 2013.

Share Repurchase Program
During the fourth quarter of 2013, under the share repurchase program authorized by the Board of Directors in October 2013, the Company spent $48 million to repurchase 1.1 million shares of its common stock, at an average price of $45.19 per share. During 2013, the Company spent $160 million to repurchase 3.9 million shares of its common stock, at an average price of $41.16 per share.

The Company had approximately 179 million shares of common stock outstanding as of December 31, 2013.

*See Use of Non-GAAP Financial Measures below for definitions.

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-877-703-6103 (or 1-857-244-7302 for international calls) and using passcode No. 58552946. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 16968403.

About Akamai
Akamai® is the leading provider of cloud services for delivering, optimizing and securing online content and business applications.  At the core of the Company's solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise.  Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud.  To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$333,891	$201,989
Marketable securities	340,005	235,592
Accounts receivable, net	271,988	218,777
Prepaid expenses and other current assets	62,096	51,604
Deferred income tax assets	21,734	20,422
Current assets	1,029,714	728,384
Property and equipment, net	450,287	345,091
Marketable securities	573,026	657,659
Goodwill and acquired intangible assets, net	834,797	808,255
Deferred income tax assets	2,325	21,427
Other assets	67,536	39,811
Total assets	$2,957,685	$2,600,627
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$224,095	$176,378
Other current liabilities	39,071	26,566
Current liabilities	263,166	202,944
Deferred income tax liabilities	4,737	—
Other liabilities	60,351	51,929
Total liabilities	328,254	254,873
Stockholders' equity	2,629,431	2,345,754
Total liabilities and stockholders' equity	$2,957,685	$2,600,627

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenue	$435,980	$395,790	$377,872	$1,577,922	$1,373,947
Costs and operating expenses:
Cost of revenue (1) (2)	133,951	132,039	139,494	511,087	529,900
Research and development (1)	26,520	24,857	20,371	93,879	74,744
Sales and marketing (1)	82,054	67,811	62,667	280,380	223,348
General and administrative (1) (2)	71,853	66,634	53,859	255,218	210,100
Amortization of acquired intangible assets	4,894	4,859	5,351	21,547	20,962
Restructuring charges	952	69	392	1,843	406
Total costs and operating expenses	320,224	296,269	282,134	1,163,954	1,059,460
Income from operations	115,756	99,521	95,738	413,968	314,487
Interest income, net	1,534	1,458	1,590	6,077	6,455
Other (expense) income, net	(395)	(305)	200	(491)	649
Income before provision for income taxes	116,895	100,674	97,528	419,554	321,591
Provision for income taxes	36,546	20,918	29,236	126,067	117,602
Net income	$80,349	$79,756	$68,292	$293,487	$203,989

Net income per share:
Basic	$0.45	$0.45	$0.38	$1.65	$1.15
Diluted	$0.44	$0.44	$0.38	$1.61	$1.12

Shares used in per share calculations:
Basic	178,758	178,235	177,479	178,196	177,900
Diluted	182,258	181,922	181,768	181,783	181,749

(1) Includes stock-based compensation (see supplemental table for figures)
(2) Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Cash flows from operating activities:
Net income	$80,349	$79,756	$68,292	$293,487	$203,989
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,976	47,954	54,960	184,431	204,163
Stock-based compensation	23,673	24,479	21,405	95,884	90,585
Provision for doubtful accounts	280	(310)	(255)	1,169	(316)
Excess tax benefits from stock-based compensation	(4,649)	(8,530)	(5,426)	(22,801)	(23,015)
Provision for deferred income taxes	27,343	—	(6,645)	27,343	(5,819)
Loss (gain) on disposal of property and equipment	429	(324)	65	414	3
Gain from divestiture of a business	—	1,093	—	(1,188)	—
Noncash portion of restructuring charge	781	—	—	781	—
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(15,863)	(16,118)	19,479	(67,184)	(2,108)
Prepaid expenses and other current assets	5,424	6,941	(3,653)	(3,842)	6,357
Accounts payable and accrued expenses	(3,197)	20,035	9,523	40,533	58,672
Deferred revenue	504	4,379	(990)	11,495	4,552
Other current liabilities	20	255	(381)	52	(3,278)
Other non-current assets and liabilities	6,662	(1,722)	(3,661)	3,334	(3,765)
Net cash provided by operating activities	171,732	157,888	152,713	563,908	530,020
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	(3,237)	(27,500)	(30,650)	(30,657)	(336,680)
Purchases of property and equipment and capitalization of internal-use software costs	(62,335)	(60,388)	(61,940)	(260,073)	(220,977)
Purchases of short- and long-term marketable securities	(91,329)	(93,681)	(198,039)	(494,885)	(752,342)
Proceeds from sales and maturities of short- and long-term marketable securities	130,433	57,509	179,913	475,135	530,065
Proceeds from the sale of property and equipment	66	335	—	827	12
Other non-current assets and liabilities	(135)	(2,959)	(167)	(3,455)	812
Net cash used in investing activities	(26,537)	(126,684)	(110,883)	(313,108)	(779,110)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock plans	9,289	26,157	11,354	63,707	45,114
Excess tax benefits from stock-based compensation	4,649	8,530	5,426	22,801	23,015
Employee taxes paid related to net share settlement of stock-based awards	(12,773)	(7,434)	(8,124)	(41,332)	(34,690)
Repurchases of common stock	(48,011)	(29,626)	(29,819)	(160,419)	(141,468)
Net cash used in financing activities	(46,846)	(2,373)	(21,163)	(115,243)	(108,029)
Effects of exchange rate changes on cash and cash equivalents	527	1,319	(1,328)	(3,655)	(89)
Net increase (decrease) in cash and cash equivalents	98,876	30,150	19,339	131,902	(357,208)
Cash and cash equivalents at beginning of period	235,015	204,865	182,650	201,989	559,197
Cash and cash equivalents at end of period	$333,891	$235,015	$201,989	$333,891	$201,989

Note: Revisions have been made to the 2012 periods previously presented to reclassify immaterial amounts among operating, investing and financing cash flow categories.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND ADJUSTED EBITDA

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net income	$80,349	$79,756	$68,292	$293,487	$203,989
Amortization of acquired intangible assets	4,894	4,859	5,351	21,547	20,962
Stock-based compensation	23,673	24,479	21,405	95,884	90,585
Amortization of capitalized stock-based compensation	1,974	2,224	1,961	8,077	7,680
Acquisition related costs	1,266	219	680	1,853	5,787
Restructuring charges	952	69	392	1,843	406
Gain and other activity related to divestiture of a business	—	1,093	—	(1,188)	—
Income tax-effect of above non-GAAP adjustments	(13,233)	(22,439)	(8,054)	(54,124)	(38,061)
Non-GAAP net income	99,875	90,260	90,027	367,379	291,348

Interest income, net	(1,534)	(1,458)	(1,590)	(6,077)	(6,455)
Provision for GAAP income taxes	36,546	20,918	29,236	126,067	117,602
Income tax-effect of above non-GAAP adjustments	13,233	22,439	8,054	54,124	38,061
Depreciation and amortization	43,108	40,871	47,648	154,807	175,521
Other expense (income), net	395	305	(200)	491	(649)
Adjusted EBITDA	$191,623	$173,335	$173,175	$696,791	$615,428

Adjusted EBITDA margin	44%	44%	46%	44%	45%

Non-GAAP net income per share:
Basic	$0.56	$0.51	$0.51	$2.06	$1.64
Diluted	$0.55	$0.50	$0.50	$2.02	$1.60

Shares used in non-GAAP per share calculations:
Basic	178,758	178,235	177,479	178,196	177,900
Diluted	182,258	181,922	181,768	181,783	181,749

RECONCILIATION OF REVENUE TO REVENUE ADJUSTED FOR ADS DIVESTITURE

	Three Months Ended			Year Ended
(in thousands)	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenue	$435,980	$395,790	$377,872	$1,577,922	$1,373,947
Less: ADS revenue	—	—	(13,350)	(2,747)	(43,971)
Revenue, adjusted for ADS divestiture	$435,980	$395,790	$364,522	$1,575,175	$1,329,976

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended			Year Ended
(in thousands, except end of period statistics)	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Stock-based compensation:
Cost of revenue	$2,637	$2,885	$2,705	$10,867	$11,309
Research and development	4,653	4,583	4,017	17,472	17,275
Sales and marketing	10,012	10,048	8,651	39,290	34,322
General and administrative	6,371	6,963	6,032	28,255	27,679
Total stock-based compensation	$23,673	$24,479	$21,405	$95,884	$90,585

Depreciation and amortization:
Network-related depreciation	$35,066	$33,909	$42,143	$128,194	$155,759
Other depreciation and amortization	8,042	6,962	5,505	26,613	19,762
Depreciation of property and equipment	43,108	40,871	47,648	154,807	175,521
Capitalized stock-based compensation amortization	1,974	2,224	1,961	8,077	7,680
Amortization of acquired intangible assets	4,894	4,859	5,351	21,547	20,962
Total depreciation and amortization	$49,976	$47,954	$54,960	$184,431	$204,163

Capital expenditures:
Purchases of property and equipment	$45,397	$40,344	$47,657	$187,964	$166,773
Capitalized internal-use software	16,938	20,044	14,283	72,109	54,204
Capital expenditures included in the statement of cash flows	62,335	60,388	61,940	260,073	220,977
Change in purchases of property and equipment and capitalization of internal-use software costs included in accrued expenses	534	1,714	(69)	225	(527)
Capital expenditures, excluding stock-based compensation	62,869	62,102	61,871	260,298	220,450
Capitalized stock-based compensation	3,073	3,069	2,582	12,325	9,276
Total capital expenditures*	$65,942	$65,171	$64,453	$272,623	$229,726

Net increase (decrease) in cash, cash equivalents and marketable securities	$60,403	$68,107	$36,906	$151,682	$(134,715)

End of period statistics:
Number of employees	3,908	3,769	3,074
Number of deployed servers	147,468	141,353	127,638

* See Use of Non-GAAP Financial Measures below for a definition

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, revenue adjusted for ADS divestiture and capital expenditures, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that may be infrequent, unusual in nature and not reflective of Akamai's ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Akamai's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation to Akamai’s employees and executives, the expense varies with changes in the stock price and market conditions at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai’s current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation in order to better understand the performance of Akamai’s core business performance and to be consistent with the way the investors evaluate its performance and comparison of its operating results to peer companies.

•
Restructuring charges – Akamai has incurred restructuring charges which are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items when evaluating its continuing business performance as such items are not consistently recurring and not do reflect expected future operating expense, nor provide meaningful evaluation of current and past operations of its business.

•
Acquisition related costs – Acquisition related costs include transaction fees, due diligence costs and other one-time direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai’s initial estimated amount of contingent consideration associated with specific acquisitions are included within acquisition related costs and benefits. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition related costs and benefits to provide a useful comparison of Akamai’s operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of its acquisition transactions.

•
Gain and other activity related to divestiture of a business – Akamai recognized a gain and other activity related to the divestiture of ADS. Akamai excludes gains and other activity related to divestiture of a business because sales of this nature occur infrequently and are not considered part of Akamai’s core business operations.

•
Income tax-effect of non-GAAP adjustments – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or release of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to more properly reflect the income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP net income – GAAP net income adjusted for the following tax-effected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring charges; acquisition related costs; certain gains and losses on investments; gains and other activity related to divestiture of a business; loss on early extinguishment of debt; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations.

Adjusted EBITDA – GAAP net income excluding the following items: interest; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring charges; acquisition-related costs; certain gains and losses on investments; gains and other activity related to divestiture of a business; foreign exchange gains and losses; loss on early extinguishment of debt; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Revenue, adjusted for ADS divestiture – Revenue excluding the impact of Akamai's Advertising Decision Solutions (ADS) divestiture.

Capital expenditures – Purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation.

Akamai Statement Under the Private Securities Litigation Reform Act
This release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future business plans and opportunities. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potential failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; unexpected delays in the closing of the proposed acquisition of Prolexic or failure of such closing to occur at all; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai's services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai's expectations and beliefs as of the date of this press release.  Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change.  However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.